UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 26, 2020

First United Corporation

(Exact name of registrant as specified in its charter)

Maryland	0-14237	52-1380770
(State or other jurisdiction of	(Commission file number)	(IRS Employer
incorporation or organization)		Identification No.)

19 South Second Street, Oakland, Maryland 21550

(Address of principal executive offices) (Zip Code)

(301) 334-9471

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	FUNC	Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  Compensatory Arrangements.

On March 26, 2020, pursuant to the recently-adopted Long-Term Incentive Plan (the “LTIP”), the Compensation Committee (the “Committee”) of the Board of Directors of First United Corporation (the “Corporation”) granted restricted stock units (“RSUs”) to the Corporation’s principal executive officer (Carissa L. Rodeheaver), its principal financial officer (Tonya K. Sturm), and its other named executive officers (Robert L. Fisher, II and Jason B. Rush). RSUs contemplate the issuance of shares of common stock of the Corporation if and when the RSUs vest.

The awards granted to each of the foregoing officers consist of (i) a performance-vesting award for a three-year performance period ending December 31, 2021, (ii) a performance-vesting award for a three-year performance period ending December 31, 2022, and (iii) a time-vesting award that will vest ratably over a three-year period beginning on March 26, 2021. Under the performance-vesting RSUs, the officers will receive 50% of the target number of shares if at least one of the threshold performance levels is met, 100% of the target number of shares if at least one of the target performance levels is met, and 150% of the target number of shares if at least one of the maximum performance levels is met. Actual vesting amounts will be pro-rated between threshold and target levels and target and maximum levels to reward incremental improvement. For the performance period ending December 31, 2021, the RSUs’ performance goal is based on earnings per share for the year ending December 31, 2021. For the performance period ending December 31, 2022, the RSUs’ performance goals are based on earnings per share for the year ending December 31, 2022 and growth in tangible book value per share during the performance period. The threshold, target and maximum performance levels for these grants will be disclosed pursuant to Item 402 of Regulation S-K following the conclusion of the applicable performance period.

To receive any shares under an RSU, a grantee must be employed by the Corporation or one of its subsidiaries on the applicable vesting date, except that a grantee whose employment terminates prior to such vesting date due to death, disability or retirement will be entitled to a pro-rata portion of the shares subject to the RSUs, assuming that, in the case of performance-vesting RSUs, the performance goals had been met at their “target” levels.

These awards are evidenced by Restricted Stock Unit Award Agreements (Performance-Vesting) and Restricted Stock Unit Award Agreements (Time-Vesting) that contain customary terms and conditions for these types of equity awards, the forms of which are filed with this report as Exhibit 10.1 and Exhibit 10.2, respectively. In addition, these awards are subject in all respects to the LTIP and the First United Corporation 2018 Equity Compensation Plan (the “Equity Plan”). The material terms of the LTIP, a copy of which was filed as Exhibit 10.1 to the Corporation’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on March 16, 2020, were summarized in Item 5.02 of such Current Report under the heading “First United Corporation Long-Term Incentive Program”, which summary is incorporated herein by reference. The material terms of the Equity Plan, a copy of which was filed as Exhibit 10.1 to the Corporation’s Current Report on Form 8-K filed with the SEC on May 21, 2018, were summarized in the Corporation’s definitive proxy statement on Schedule 14A for the 2018 annual meeting of shareholders filed with the SEC on March 20, 2018, under the heading “APPROVAL OF THE EQUITY PLAN (Proposal 2)”, which summary is incorporated herein by reference.

The following table provides information about the shares of common stock that could be issued to each of the foregoing officers under these awards:

Name	RSU Type	Vesting Date (Time-Vesting) or Performance Period (Performance-Vesting)	Shares that Could be Issued (#)
			Threshold (50% of Target)	Target	Maximum (Stretch)
Carissa L. Rodeheaver	Time	Ratably beginning 3/26/2021	N/A	1,574	N/A

	Performance	1/1/2019 to 12/31/2021	1,528	3,056	4,585
	Performance	1/1/2020 to 12/31/2022	1,574	3,148	4,722

Tonya K. Sturm	Time	Ratably beginning 3/26/2021	N/A	781	N/A

	Performance	1/1/2019 to 12/31/2021	746	1,491	2,237
	Performance	1/1/2020 to 12/31/2022	781	1,563	2,345

Robert L. Fisher, II	Time	Ratably beginning 3/26/2021	N/A	1,088	N/A

	Performance	1/1/2019 to 12/31/2021	1,057	2,113	3,169
	Performance	1/1/2020 to 12/31/2022	1,088	2,176	3,265

Jason B. Rush	Time	Ratably beginning 3/26/2021	N/A	829	N/A

	Performance	1/1/2019 to 12/31/2021	791	1,581	2,372
	Performance	1/1/2020 to 12/31/2022	829	1,659	2,489

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits.

The exhibits filed or furnished with this report are listed in the following Exhibit Index:

Exhibit No.	Description

10.1	Form of Restricted Stock Unit Award Agreement (Performance-Vesting) (filed herewith)*
10.2	Form of Restricted Stock Unit Award Agreement (Time-Vesting) (filed herewith)

* Portions of the exhibit have been omitted pursuant to Item 601(b)(10)(vi) of Regulation S-K

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST UNITED CORPORATION

Dated: March 26, 2020	By:	/s/ Tonya K. Sturm
Tonya K. Sturm
Senior Vice President & CFO

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